Exhibit 3.2

Incorporation number: C0977395

BAUSCH HEALTH COMPANIES INC.

Formerly: VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(the “Company”)

The Company has as its articles the following articles.

Full name and signature of one director	Date of signing

/s/ Howard Bradley Schiller	August 8, 2013
Howard Bradley Schiller
Member of the Board of Directors

ARTICLES

1.	INTERPRETATION		1
	1.1	Definitions	1
	1.2	General	1
	1.3	Special Majority	2
	1.4	Business Corporations Act and Interpretation Act Definitions Applicable	2
	1.5	Conflicts Between Articles and the Business Corporations Act	2

2.	SHARES AND SHARE CERTIFICATES		2
	2.1	Authorized Share Structure	2
	2.2	Form of Share Certificate	2
	2.3	Shareholder Entitled to Share Certificate or Acknowledgement	2
	2.4	Delivery by Mail	2
	2.5	Replacement of Worn Out or Defaced Share Certificate	2
	2.6	Replacement of Lost, Destroyed or Wrongfully Taken Share Certificate	2
	2.7	Recovery of New Share Certificate	3
	2.8	Splitting Share Certificates	3
	2.9	Share Certificate or Acknowledgement Fee	3
	2.10	Recognition of Interests	3

3.	ISSUE OF SHARES		3
	3.1	Directors Authorized	3
	3.2	Conditions of Issue	3
	3.3	Commissions	4
	3.4	Share Purchase Warrants and Rights	4

4.	SECURITIES REGISTERS		4
	4.1	Central Securities Register	4
	4.2	Appointment of Agent	4

5.	SHARE TRANSFERS		4
	5.1	Registering Transfers	4
	5.2	Form of Instrument of Transfer	4
	5.3	Transferor Remains Shareholder	4
	5.4	Signing of Instrument of Transfer	5
	5.5	Enquiry as to Title Not Required	5
	5.6	Transfer Fee	5

6.	TRANSMISSION OF SHARES		5
	6.1	Legal Personal Representative Recognized on Death	5
	6.2	Rights of Legal Personal Representative	5

7.	PURCHASE OF SHARES		5
	7.1	Company Authorized to Purchase Shares	5
	7.2	Purchase When Insolvent	5
	7.3	Sale and Voting of Purchased Shares	6

i

8.	BORROWING POWERS		6
	8.1	Borrowing Powers	6
	8.2	Delegation	6

9.	ALTERATIONS		6
	9.1	Alteration of Authorized Share Structure	6
	9.2	Special Rights and Restrictions	7
	9.3	Change of Name	7
	9.4	Other Alterations	7

10.	MEETINGS OF SHAREHOLDERS		7
	10.1	Annual General Meetings	7
	10.2	Calling of Meetings of Shareholders	7
	10.3	Location of Meeting	7
	10.4	Notice for Meetings of Shareholders	7
	10.5	Record Date for Notice and Voting	8
	10.6	Failure to Give Notice and Waiver of Notice	8
	10.7	Class Meetings and Series Meetings of Shareholders	8
	10.8	Electronic Meetings	8
	10.9	Electronic Voting	8

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		8
	11.1	Quorum	8
	11.2	Other Persons May Attend	8
	11.3	Requirement of Quorum	8
	11.4	Lack of Quorum	8
	11.5	Chair	9
	11.6	Adjournments	9
	11.7	Notice of Adjourned Meeting	9
	11.8	Decisions by Show of Hands or Poll	9
	11.9	Declaration of Result	9
	11.10	Motion Need Not be Seconded	9
	11.11	Casting Vote	9
	11.12	Manner of Taking Poll	9
	11.13	Demand for Poll on Adjournment	10
	11.14	Chair’s Resolution of Dispute	10
	11.15	Casting of Votes	10
	11.16	Demand for Poll Not to Prevent Continuance of Meeting	10
	11.17	Retention of Ballots and Proxies	10

12.	VOTES OF SHAREHOLDERS		10
	12.1	Number of Votes by Shareholder or by Shares	10
	12.2	Votes of Persons in Representative Capacity	10
	12.3	Votes by Joint Holders	10
	12.4	Legal Personal Representatives as Joint Shareholders	11
	12.5	Representative of a Corporate Shareholder	11
	12.6	Appointment and Instruction of Proxy Holders	11
	12.7	Form of Proxy	11
	12.8	Deposit of Proxy	11
	12.9	Revocation of Proxy	11
	12.10	Waiver of Proxy Time Limits	11
	12.11	Chair May Determine Validity of Proxy	11
	12.12	Revocation of Proxy Must Be Signed	12
	12.13	Validity of Proxy Vote	12
	12.14	Inquiry and Production of Evidence	12
	12.15	Lack of Quorum at Succeeding Meeting	12

13.	DIRECTORS		12
	13.1	Number of Directors	12
	13.2	Directors’ Acts Valid	12

	13.3	Qualifications of Directors	12
	13.4	Remuneration and Reimbursement of Expenses	12

14.	ELECTION AND REMOVAL OF DIRECTORS		13
	14.1	Election at Annual General Meeting	13
	14.2	Nomination of Directors	13
	14.3	Consent to be a Director	15
	14.4	Failure to Elect or Appoint Directors	15
	14.5	Directors May Appoint to Fill Vacancies	15
	14.6	Remaining Directors Power to Act	15
	14.7	Shareholders May Fill Vacancies	15
	14.8	Ceasing to be a Director	15
	14.9	Removal of Director by Shareholders	16
	14.10	Removal of Director by Directors	16
	14.11	Manner of Election of Directors	16

15.	POWERS AND DUTIES OF DIRECTORS		16
	15.1	Powers of Management	16

16.	INTERESTS OF DIRECTORS AND OFFICERS		16
	16.1	Director Holding Other Office in the Company	16
	16.2	No Disqualification	16
	16.3	Director or Officer in Other Corporations	16

17.	PROCEEDINGS OF DIRECTORS		16
	17.1	Meetings of Directors	16
	17.2	Voting at Meetings	17
	17.3	Chair of Meetings	17
	17.4	Meetings by Telephone or Other Communications Facilities	17
	17.5	Calling of Meetings	17
	17.6	Notice of Meetings	17
	17.7	When Notice Not Required	17
	17.8	Meeting Valid Despite Failure to Give Notice	17
	17.9	Waiver of Notice of Meetings	17
	17.10	Quorum	18
	17.11	Validity of Acts Where Appointment Defective	18
	17.12	Consent Resolutions	18

18.	COMMITTEES AND DELEGATION OF AUTHORITY		18
	18.1	Appointment and Powers of Committees and Delegation of Authority	18
	18.2	Audit Committee	18
	18.3	Powers of Board	19
	18.4	Transaction of Business	19
	18.5	Procedure	19

19.	OFFICERS		19
	19.1	Directors May Appoint Officers	19
	19.2	Functions, Duties and Powers of Officers	19
	19.3	Qualifications	19
	19.4	Terms of Appointment	19
	19.5	Appointment of Attorney of Company	19

20.	INDEMNIFICATION		20
	20.1	Mandatory Indemnification of Eligible Parties	20
	20.2	Indemnification of Other Persons	20
	20.3	Non-Compliance with Business Corporations Act	20
	20.4	Company May Purchase Insurance	20

21.	DIVIDENDS		20
	21.1	Payment of Dividends Subject to Special Rights	20
	21.2	Declaration of Dividends	20
	21.3	No Notice Required	20

	21.4	Record Date	20
	21.5	Manner of Paying Dividend	20
	21.6	Receipt by Joint Shareholders	20
	21.7	No Interest	20
	21.8	Method of Payment	21
	21.9	Capitalization of Surplus	21
	21.10	Unclaimed Dividends	21

22.	ACCOUNTING RECORDS		21
	22.1	Recording of Financial Affairs	21
	22.2	Inspection of Accounting Records	21
	22.3	Remuneration of Auditors	21

23.	GIVING NOTICES AND SENDING RECORDS		21
	23.1	Method of Giving Notices and Delivering Records	21
	23.2	Deemed Receipt	22
	23.3	Certificate of Sending	22
	23.4	Notice to Joint Shareholders	22
	23.5	Notice to Legal Personal Representative	22
	23.6	Omission and Errors	23
	23.7	Undelivered Records	23
	23.8	Unregistered Shareholders	23

24.	SEAL		23
	24.1	Who May Attest Seal	23
	24.2	Mechanical Reproduction of Seal	23

25.	COMMON SHARES		23
	25.1	Dividends	23
	25.2	Liquidation or Dissolution	24
	25.3	Voting Rights	24

Incorporation number: C0977395

BAUSCH HEALTH COMPANIES INC.

Formerly: VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(the “Company”)

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“Acknowledgement” means a non-transferable written acknowledgement of the shareholder’s right to obtain a certificate for shares of any class or series, including a direct registration system advice;

(2)	“applicable securities laws” means the applicable securities legislation of Canada and the United States (if any), each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of the United States and each province and territory of Canada;

(3)	“appropriate person” has the meaning assigned thereto in the Securities Transfer Act;

(4)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(5)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto or replacements thereof and includes all regulations and amendments thereto made pursuant to that Act;

(6)	“business day” means any day other than a Saturday, Sunday or any statutory holiday in the province of British Columbia;

(7)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(8)	“legal personal representative” means the personal or other legal representative of a shareholder, and includes a trustee in bankruptcy of the shareholder;

(9)	“protected purchaser” has the meaning assigned thereto in the Securities Transfer Act;

(10)	“registered address” means a shareholder’s address as recorded in the central securities register;

(11)	“seal” means the seal of the Company, if any; and

(12)	“Securities Transfer Act” means the Securities Transfer Act (British Columbia), as amended or re-enacted from time to time.

1.2	General

In these Articles:

(1)	expressions referring to writing include printing, lithography, typewriting, photography, facsimile, Internet, e-mail, CDROM, diskette, electronic and other modes of representing or reproducing words;

(2)	expressions referring to signing include facsimile and electronic signatures; and

(3)	the words “including”, “includes” and “include” means including (or includes or include) without limitation.

1.3	Special Majority

(1)	For the purposes of the Articles and the Business Corporations Act, the majority of votes required for the Company to pass a special resolution at a general meeting is two-thirds of the votes cast on the resolution.

(2)	For the purposes of the Business Corporations Act, and unless otherwise provided in the Articles, the majority of votes required for shareholders holding shares of a class or series of shares to pass a special separate resolution is two-thirds of the votes cast on the resolution.

1.4	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes and unless the context requires otherwise, apply to these Articles as if the Articles were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail.

1.5	Conflicts Between Articles and the Business Corporations Act

If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Share Certificate or Acknowledgement

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, upon request and without charge, to (1) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (2) an Acknowledgement, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or Acknowledgement and delivery of a share certificate or Acknowledgement to one of several joint shareholders or to one of the joint shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or Acknowledgement may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or Acknowledgement is lost in the mail, stolen or returned.

2.5	Replacement of Worn Out or Defaced Share Certificate

If the directors are satisfied that a share certificate is worn out or defaced, the directors must, on production of the share certificate and on such other terms, if any, the directors determine:

(1)	order the share certificate to be cancelled; and

(2)	issue a share certificate or Acknowledgement.

2.6	Replacement of Lost, Destroyed or Wrongfully Taken Share Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a share certificate or an Acknowledgement if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate or Acknowledgement; and

(3)	satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate or Acknowledgement may not assert against the Company a claim for a new share certificate or Acknowledgement where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of a transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person, other than a protected purchaser, taking under that person.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Share Certificate or Acknowledgement Fee

There must be paid to the Company, in relation to the issue of any share certificate or Acknowledgement under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors or the Company’s transfer agent.

2.10	Recognition of Interests

The Company is not bound by or compelled in any way to recognize (even when having notice thereof): (a) any equitable, contingent, future or partial interest in any share or fraction of a share or, (b) except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction, any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons (including directors), in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine.

3.2	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.3	Commissions

The directors may from time to time authorize the Company to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Company, whether from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares.

3.4	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine.

4.	SECURITIES REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form and may be made available for inspection in accordance with the Business Corporations Act by means of computer terminal or other electronic technology.

4.2	Appointment of Agent

The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

5.	SHARE TRANSFERS

5.1	Registering Transfers

Subject to the Business Corporations Act and the Securities Transfer Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)	in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) from the shareholder or other appropriate person or from an agent who has actual authority to act on behalf of that person;

(2)	in the case of an Acknowledgment in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the share be registered, from the shareholder or other appropriate person or from an agent who has actual authority to act on behalf of that person;

(3)	in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, from the shareholder or other appropriate person or from an agent who has actual authority to act on behalf of that person; and

(4)	such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved from time to time by the Company or its transfer agent for the class or series of shares to be transferred.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, a transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the Acknowledgement deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or any Acknowledgement in respect of such shares.

5.6	Transfer Fee

There must be paid to the Company or its transfer agent, in relation to the registration of any transfer, the amount, if any, determined by the Company or its transfer agent.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint tenant, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided appropriate evidence of appointment or incumbency, within the meaning of the Securities Transfer Act, and the documents required by the Business Corporations Act and the directors have been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares upon the terms authorized by the directors.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Delegation

The directors may from time to time delegate to such one or more of the directors or officers of the Company as may be designated by the board all or any of the powers conferred on the board by Article 8.1 or by the Business Corporations Act to such extent and in such manner as the directors shall determine at the time of each such delegation.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1)	by ordinary resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; or

(e)	alter the identifying name of any of its shares;

and, if applicable, alter its Articles and Notice of Articles accordingly; or

(2)	by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Articles and Notice of Articles accordingly.

9.2	Special Rights and Restrictions

(1)	Subject to the Business Corporations Act and to the special rights and restrictions attached to any class or series of shares, the Company may by special resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares which have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares which have been issued;

and if applicable, alter its Articles and Notice of Articles accordingly.

(2)	Subject to the Business Corporations Act and to the special rights and restrictions attached to any class or series of shares, the Company may by ordinary resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares for any shares which have not been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares which have not been issued;

and, if applicable, alter its Articles and Notice of Articles accordingly.

9.3	Change of Name

The Company may by resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or to adopt or change any translation of that name.

9.4	Other Alterations

Unless the Business Corporations Act or these Articles otherwise require, any action that must or may be taken or authorized by the shareholders, including any amendment or alteration to these Articles, may be taken or authorized by an ordinary resolution.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

The Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Calling of Meetings of Shareholders

The directors may call a meeting of shareholders at such time as they determine.

10.3	Location of Meeting

Subject to Article 10.8, the directors may, by resolution of the directors, approve any location for the holding of a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least 21 days before the meeting.

10.5	Record Date for Notice and Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, any meeting of shareholders.

10.6	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.7	Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.8	Electronic Meetings

The directors may determine that a meeting of shareholders shall be held entirely by means of telephonic, electronic or other communication facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communication facilities, if the directors determine to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

10.9	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communication facilities, if the directors determine to make them available, whether or not persons entitled to attend participate in the meeting by means of communication facilities.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or represent by proxy, shareholders holding, in the aggregate, at least 25% of the issued shares entitled to be voted at the meeting.

11.2	Other Persons May Attend

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Company and others who, although not entitled to vote, are entitled or required under any provision of the Business Corporations Act, the special rights and restrictions attaching to their shares or these Articles to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or on the consent of the directors.

11.3	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.4	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to a fixed time and place as determined by the chair of the board or by the directors.

11.5	Chair

The following individual shall preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any;

(2)	if the chair of the board is absent or determines not to act as chair of the meeting, the president or chief executive officer; or

(3)	if neither the chair nor the president or chief executive officer is present, any director;

unless another person is or has been designated by the board to act as chair of such meeting and such person is present and willing to act as chair at such meeting, in which case the person so designated shall preside as chair.

11.6	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.7	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.8	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of electronic, telephonic or other communication facility, unless a poll, before or on the declaration of the result of the vote by show of hands or the functional equivalent of a show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.9	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.8, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.10	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.11	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands (or its functional equivalent) or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.12	Manner of Taking Poll

Subject to Article 11.13, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven business days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.13	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.14	Chair’s Resolution of Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting shall determine the dispute, and his or her determination made in good faith is final and conclusive.

11.15	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.16	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.17	Retention of Ballots and Proxies

The Company must, after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting and, as soon as reasonably practicable after the meeting, make such ballots and proxies available for inspection during statutory business hours by any shareholder or proxy holder entitled to vote at the meeting for such period of time as required by the Business Corporations Act. At the end of such period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands (or its functional equivalent) or on a poll, and may appoint a proxy holder to act at the meeting to the extent permitted by law, if, before doing so, the person satisfies the chair of the meeting that the person is a legal personal representative for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of the joint shareholders votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

Any shareholder which is a corporation may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Company a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Company or the chair of the meeting. Any such representative need not be a shareholder.

12.6	Appointment and Instruction of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder. The instructing of proxy holders may be carried out by means of telephonic, electronic or other communication facility in addition to or in substitution for instructing proxy holders by mail.

12.7	Form of Proxy

A proxy, whether for a specified meeting or otherwise shall be in such form as approved by the directors or the chair of the meeting.

12.8	Deposit of Proxy

The board may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding non-business days), preceding the meeting, or an adjournment thereof, before which proxies must be deposited with the Company or its agent specified in such notice. Subject to Articles 12.10 and 12.11, a proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Company or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been so deposited or received by the secretary of the Company or by the chair of the meeting or any adjournment thereof prior to the time of voting. A proxy may be sent to the Company or its agent by written instrument, fax or any other method of transmitting legibly recorded messages and by using available internet or telephone voting services as may be approved by the directors.

12.9	Revocation of Proxy

Subject to Articles 12.10 and 12.12, every proxy may be revoked by an instrument in writing that is received:

(1)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the chair of the meeting, at the meeting, before any vote in respect of which the proxy is to be used shall have been taken.

12.10	Waiver of Proxy Time Limits

Notwithstanding Articles 12.8 and 12.9, the chair of any meeting or the directors may, but need not, at his, her or their sole discretion waive the time limits for the deposit or revocation of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders, any proxy circular or specified in a proxy for the meeting and any such waiver made in good faith shall be final and conclusive.

12.11	Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may, but need not, at his or her sole discretion, make determinations as to the acceptability of proxies deposited for use at the meeting, including the acceptability of proxies which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation or otherwise, and any such determination made in good faith shall be final and conclusive.

12.12	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.9 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.13	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the chair of the meeting, at the meeting, before any vote in respect of which the proxy is to be used shall have been taken.

12.14	Inquiry and Production of Evidence

The board or chair of any meeting of shareholders may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair of any meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote. Such request by the board or the chair of any meeting shall be responded to as soon as reasonably possible.

12.15	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.4(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

13.	DIRECTORS

13.1	Number of Directors

The number of directors shall be a minimum of 3 and a maximum of 20 and the number of directors may be fixed within such range from time to time by the board of directors, whether previous notice thereof has been given or not. Notwithstanding any limitation in Article 14.1, the board of directors, between annual general meetings, may appoint one or more additional directors of the Company, but the number of additional directors must not at any time exceed 1/3 of the number of directors elected at the last annual general meeting of the Company.

13.2	Directors’ Acts Valid

An act or proceeding of the directors is not invalid merely because fewer than the minimum number of directors set or otherwise required under these Articles is in office.

13.3	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.4	Remuneration and Reimbursement of Expenses

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. The Company must reimburse each director for the reasonable expenses that he or she may incur on behalf of the business of the Company.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors are entitled to elect a board of directors consisting of not more than the number of directors set by the directors pursuant to Article 13.1; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Nomination of Directors

(1)	Only persons who are nominated in accordance with the procedures set out in this Article 14.2 shall be eligible for election as directors of the Company. Nominations of persons for election to the board of directors of the Company may be made at any annual general meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the Business Corporations Act or a requisition of the shareholders made in accordance with the Business Corporations Act; or

(c)	by any shareholder:

(i)	who, at the close of business on the date of the giving of the notice provided for below in this Article 14.2 and on the record date for notice of such meeting, is entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting on the election of directors (a “Nominating Shareholder”); and

(ii)	who complies with the notice procedures set forth in this Article 14.2.

(2)	In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof (in accordance with this Article 14.2) and in proper written form (in accordance with this Article 14.2) to the secretary of the Company at the principal executive offices of the Company.

(3)	To be timely, a Nominating Shareholder’s notice to the Company must be made:

(a)	in the case of an annual general meeting, not later than the close of business on the 50th day prior to the date of the annual general meeting of shareholders; provided, however, in the event that the annual general meeting of shareholders is to be held on a date that is less than 60 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

Notwithstanding the provisions of this Article 14.2, in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(4)	To be in proper written form, a Nominating Shareholder’s notice to the Company must set forth:

(a)	if the Nominating Shareholder is not the beneficial owner of the shares, the identity of the beneficial owner and the number of shares held by that beneficial owner;

(b)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(i)	the name, age and address of the person;

(ii)	the principal occupation or employment of the person;

(iii)	the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(iv)	any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and applicable securities laws; and

(c)	as to the Nominating Shareholder and any beneficial owner respecting which the notice was given, the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by such person(s), each of its respective affiliates and associates and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire such shares, derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder or beneficial owner has a right to vote any shares of the Company on the election of directors and any other information relating to such Nominating Shareholder or beneficial owner that would be required to be made in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and applicable securities laws.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with applicable securities laws and the rules of any stock exchange on which the securities of the Company are then listed for trading or that could be material to a reasonable shareholder’s understanding of such independence, or lack thereof, of such proposed nominee.

(5)	Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Company, no person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 14.2; provided, however, that nothing in this Article 14.2 shall be deemed to preclude discussion by a shareholder or proxy holder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxy holder of a Nominating Shareholder shall be entitled to nominate at a meeting of shareholders the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Article 14.2 have been satisfied.

(6)	For purposes of this Article 14.2, “public announcement” shall mean disclosure in a news release reported by a national news service in Canada, or in a document publicly filed by the Company under its issuer profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com (“SEDAR”) or through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov.

(7)

Notwithstanding any other provision of these Articles, notice given to the secretary of the Company pursuant to this Article 14.2 may only be given by personal delivery or facsimile transmission (at such contact information as set out on the Company’s issuer profile on the System for Electronic Document Analysis and Retrieval), and

shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the principal executive offices of the Company or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or transmission is made on a day which is a not a business day or later than 5:00 p.m. (Eastern Time) on a day which is a business day, then such delivery or transmission shall be deemed to have been made on the next following day that is a business day.

(8)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 14.2.

14.3	Consent to be a Director

No nomination, election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.4	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.5	Directors May Appoint to Fill Vacancies

The directors may appoint a qualified person to fill any vacancy occurring in the board of directors except a vacancy:

(1)	resulting from an increase in the number of the minimum or maximum number of directors; or

(2)	resulting from a failure by the shareholders to elect the number or minimum number of directors set or otherwise required under these Articles;

and a director elected or appointed to fill a vacancy on the board of directors shall hold office for the unexpired term of his or her predecessor. For greater certainty, the ability of the directors to add additional directors as provided in Article 13.1 is not filling a vacancy as contemplated hereunder.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than a quorum of directors, the directors may only act for the purpose of appointing directors up to that number, or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors.

14.7	Shareholders May Fill Vacancies

If the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company; or

(4)	the director is removed from office pursuant to Articles 14.9 or 14.10.

14.9	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint a director to fill that vacancy.

14.10	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

14.11	Manner of Election of Directors

At any shareholders meeting at which directors are to be elected a separate vote of shareholders shall be taken with respect to each candidate nominated for director.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.	INTERESTS OF DIRECTORS AND OFFICERS

16.1	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director on the terms (as to remuneration or otherwise) that the directors may determine.

16.2	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.3	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as the directors determine, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual shall preside as chair at a meeting of directors:

(1)	the chair of the board, if any; or

(2)	any other director chosen by the directors present if the chair of the board is not present at the meeting or any part of the meeting, determines not to chair the meeting or has advised the secretary or any other director that he or she will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Facilities

A director who is entitled to participate in, including vote at, a meeting of directors or of a committee of directors may participate:

(1)	in person; or

(2)	by telephone; or

(3)	with the consent of the directors present, by other communications facilities;

if all directors participating in the meeting, whether in person, by telephone or by other communications facilities, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company (if any) on the request of a director must, call a meeting of directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone conversation with that director.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of directors at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may by way of a written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the waiver of the director is evidenced, whether or not the signature of the director is included in the record, waive notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director. Attendance of a director at a meeting of the directors is a waiver of notice of the meeting unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors to a number not less than 50% of the directors in office, and, if not so set, is deemed to be a majority of directors in office.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article may be by any written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.	COMMITTEES AND DELEGATION OF AUTHORITY

18.1	Appointment and Powers of Committees and Delegation of Authority

The directors may, by resolution:

(1)	appoint one or more committees consisting of a director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) or to any officer or officers of the Company any of the directors’ powers, except the power to:

(a)	fill vacancies in the board of directors;

(b)	remove a director;

(c)	create a committee of the directors, create or modify the terms of reference for a committee of the directors, or change the membership of, or fill vacancies in, any committee of the directors;

(d)	declare dividends;

(e)	appoint or remove the chief executive officer;

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.2	Audit Committee

The directors shall appoint from among its number an audit committee to be composed of not fewer than 3 directors in compliance with all regulatory requirements and to provide to the audit committee the powers and duties as determined by the directors.

18.3	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.4	Transaction of Business

The power of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution consented to in writing by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Canada, by telephone or by other communications facilities.

18.5	Procedure

Unless otherwise determined by the directors, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

19.	OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the title of the officer;

(2)	determine the functions and duties of the officer or permit the president or chief executive officer to make that determination; and

(3)	revoke, withdraw, alter or vary all or any of the functions and duties of the officer or permit or chief executive officer, or such other officer determined by the directors, to make such determinations.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board must be a director. Any officer need not be a director.

19.4	Terms of Appointment

All appointments of officers are to be made on the terms and conditions determined by the directors or, if directed by the directors, by the chief executive officer or such other officer designated by the directors, and are subject to termination at the pleasure of the directors.

19.5	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions and for such period, and subject to such conditions as the directors may determine. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors determine. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

20.	INDEMNIFICATION

20.1	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must indemnify, and pay expenses in advance of the final disposition of an eligible proceeding in accordance with, and to the fullest extent and in all circumstances permitted by, the Business Corporations Act.

20.2	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.3	Non-Compliance with Business Corporations Act

The failure of an eligible party or any other person to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.4	Company May Purchase Insurance

Subject to the limitations contained in the Business Corporations Act, the Company may purchase and maintain insurance for the benefit of any person referred to in this Article 20.

21.	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as the directors may deem advisable.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. (Eastern Time) on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money, by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

21.6	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of such joint shareholders may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.7	No Interest

No dividend shall bear interest against the Company. Where the dividend to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

21.8	Method of Payment

Any dividend, bonuses or other distribution payable in money in respect of shares may be paid by cheque sent through the post or by electronic transfer, so authorized by the shareholder, directed to the registered address of the holder or the account specified by the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register or to the account specified by such joint holder, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque shall be made payable to the order of the person whom it is sent. The mailing of such cheque or the forwarding by electronic transfer shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

21.9	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part of thereof.

21.10	Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

22.	ACCOUNTING RECORDS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditors

The directors may set the remuneration of the auditor of the Company.

23.	GIVING NOTICES AND SENDING RECORDS

23.1	Method of Giving Notices and Delivering Records

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report, document or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	sending the record by mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivering the record to the intended recipient personally or, alternatively addressed to the person at the applicable address for that person as follows:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class; or

(5)	creating and providing the record that is posted on or made available through a generally accessible electronic source and providing the person notice in writing, including by mail, delivery, fax or e-mail, of the availability and location of the record.

23.2	Deemed Receipt

A notice, statement, report, document or other record that is:

(1)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(2)	delivered to a person is deemed to be received by the person that day it was delivered;

(3)	faxed to a person to the fax number provided for that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(4)	e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; or

(5)	sent by posting it on or making it available through a generally accessible electronic source referred to in Article 23.1 is deemed to be received by the person on the day such person is sent notice in writing, including by mail, delivery, fax or e-mail, of the availability and location of such notice, statement, report, document or other record.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report, document or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report, document or other record may be provided by the Company to the joint shareholders of a share by providing the record to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Legal Personal Representative

A notice, statement, report, document or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	sending the record, addressed to such person:

(a)	by name, by the title of the legal personal representative of the deceased, bankrupt or incapacitated shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by sending the record in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6	Omission and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

23.7	Undelivered Records

If any record sent to a shareholder pursuant to Article 23.1 is returned on two consecutive occasions because that shareholder cannot be found, the Company shall not be required to send any further records to such shareholder until that shareholder informs the Company in writing of a new address.

23.8	Unregistered Shareholders

Every person who becomes entitled to any share by any means whatsoever shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the central securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Company the proof of authority of his entitlement prescribed by the Business Corporations Act.

24.	SEAL

24.1	Who May Attest Seal

Except as provided in Article 24.2, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature of:

(1)	any director;

(2)	any officer; or

(3)	any person authorized by any of the foregoing.

24.2	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.	COMMON SHARES

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

25.1	Dividends

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to the Common Shares, the holders of Common Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other as to dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such Common Shares at the time outstanding as the board of directors may from time to time determine.

25.2	Liquidation or Dissolution

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, all of the property and assets of the Company which remain after payment to the holders of any shares ranking in priority to the Common Shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Common Shares without preference or distinction.

25.3	Voting Rights

The holders of the Common Shares shall be entitled to receive notice of and attend (in person or by proxy) and be heard at all general meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or any series of shares of such other class of shares) and to vote at all such general meetings with each holder of Common Shares being entitled to one vote per Common Share held at all such meetings.